SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                October 22, 2001

                           Lexmark International, Inc.
                       -----------------------------------
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                  1-14050           06-1308215
     -----------------------------    -------------     ----------------
     (State or other Jurisdiction      (Commission       (IRS Employer
           of Incorporation)             File No.)     Identification No.)


One Lexmark Centre Drive, 740 West New Circle Road, Lexington, Kentucky 40550
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         (Address of Principal Executive Offices)                     (Zip Code)





       Registrant's telephone number, including area code: (859) 232-2000
                                                           --------------





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ITEM 5.  OTHER EVENTS.

     Lexmark International, Inc. (the "Company") announced today that a restructuring plan is being developed which will include a reduction in its global workforce of up to 12 percent. This plan will result in fourth-quarter 2001 pre-tax charges of $100-120 million, with an impact on diluted net earnings per share of 54 to 65 cents. The restructuring plan will provide for a reduction in infrastructure and overhead expenses, a reduction in capacity for certain inkjet printers, and the closure of an electronic card facility in Reynosa, Mexico. Included in the proposed restructuring plan is the separation of up to 1,600 employees, associated pension costs, and other related expenses. Annual savings from the restructuring should approximate $50-60 million, with about $35-45 million being achieved in 2002.

     Statements contained in this report which are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects upon the Company. There can be no assurance that future developments affecting the Company will be those anticipated by management, and there are a number of factors that could adversely affect the Company's future operating results or cause the Company's actual results to differ materially from the estimates or expectations reflected in such forward-looking statements, including without limitation, the Company's ability to successfully implement its restructuring plan. The Company undertakes no obligation to update any forward-looking statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LEXMARK INTERNATIONAL, INC.


                                       By:  /s/ Gary E. Morin
                                            ---------------------------
                                       Name:  Gary E. Morin
                                       Title: Executive Vice President and Chief
                                               Financial Officer
Date: October 22, 2001